UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2024

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

First Amendment to the BMO Revolving Lease and Rental Credit Agreement

Effective June 1, 2024, Rush Truck Centres of Canada Limited (“RTC-Canada”), a subsidiary of Rush Enterprises, Inc. (the “Company”), and the Company, as guarantor, entered into the First Amendment to the BMO Revolving Lease and Rental Credit Agreement (the “First BMO Revolving Lease and Rental Credit Agreement Amendment”) with Bank of Montreal (“BMO”), which amended that certain BMO Revolving Lease and Rental Credit Agreement, dated as of July 15, 2022, among RTC-Canada, BMO and the Company, as guarantor (the “BMO Revolving Lease and Rental Credit Agreement”).

Pursuant to the terms of the First BMO Revolving Lease and Rental Credit Agreement Amendment, the BMO Revolving Lease and Rental Credit Agreement was amended to change all references to CDOR (as defined in the BMO Revolving Lease and Rental Credit Agreement), the prior benchmark interest rate, to a benchmark interest rate based on Term CORRA (as defined in the First BMO Revolving Lease and Rental Credit Agreement) and to make other corresponding changes to reflect the transition from CDOR to CORRA. Borrowings under the BMO Revolving Lease and Rental Credit Agreement will now bear interest per annum, payable monthly, at Term CORRA, plus 1.72%.

The foregoing description of the First BMO Revolving Lease and Rental Credit Agreement Amendment is qualified in its entirety by reference to the full text of the First BMO Revolving Lease and Rental Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement

Effective June 1, 2024, RTC-Canada and the Company, as guarantor, entered into the Second Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement (the “Second RTC-Canada Floor Plan Amendment”) with BMO, which amended that certain Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of July 15, 2022, among RTC-Canada, BMO and the Company, as guarantor (the “RTC-Canada Floor Plan Credit Agreement”), as amended.

Pursuant to the terms of the Second RTC-Canada Floor Plan Amendment, the RTC-Canada Floor Plan Credit Agreement was amended to change all references to CDOR (as defined in the RTC-Canada Floor Plan Credit Agreement), the prior benchmark interest rate with respect to advances to be made in CAD dollars, to Term CORRA (as defined in the Second RTC-Canada Floor Plan Amendment), and to make other corresponding changes to reflect the transition from CDOR to CORRA. Borrowings under the RTC-Canada Floor Plan Credit Agreement with respect to advances to be made in CAD dollars will now bear interest per annum, payable monthly, at Term CORRA (as defined in the Second RTC-Canada Floor Plan Amendment), plus 1.27%.

The foregoing description of the Second RTC-Canada Floor Plan Amendment is qualified in its entirety by reference to the full text of the Second RTC-Canada Floor Plan Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

Exhibit 10.1         First Amendment to the BMO Lease and Rental Credit Agreement, dated as of June 1, 2024, by and among RTC-Canada, the Company and BMO.

Exhibit 10.2         Second Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of June 1, 2024, by and among RTC-Canada and BMO.

Exhibit 104         Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: June 6, 2024	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary